EXHIBIT 4.10.2

CHESAPEAKE ENERGY CORPORATION

and

the Subsidiary Guarantors named herein

6.25% SENIOR NOTES DUE 2018

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF FEBRUARY 24, 2006

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of February 24, 2006, is among Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and The Bank of New York Trust Company, N.A., as Trustee.

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors a party thereto and the Trustee entered into an Indenture, dated as of June 20, 2005, (the “Indenture”), pursuant to which the Company has originally issued $600,000,000 in principal amount of 6.25% Senior Notes due 2018 (the “Notes”); and

WHEREAS, Section 9.01(3) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Holder to reflect: (a) the addition of any Subsidiary Guarantor, as provided for in the Indenture, and (b) the release of any Subsidiary Guarantor as provided for in the Indenture; and

WHEREAS, the Board of Directors of the Company has designated Hodges Holding Company, Inc., Hodges Oilfield Company, Hodges Trucking Company, Nomac 100 Corp. and W.W. Realty, Inc. as Restricted Subsidiaries of the Company and desires to add the entities as Subsidiary Guarantors under the Indenture; and

WHEREAS, the Company has taken all actions required to effect the release, pursuant to Sections 10.02 and 10.04 of the Indenture, of Chesapeake PRH Corp. (“PRH”), a Texas corporation, Chesapeake ENO Acquisition, L.L.C. (“ENO”), an Oklahoma limited liability company, Chesapeake EP, L.L.C. (“EP”), an Oklahoma limited liability company, John C. Oxley, L.L.C. (“Oxley”), an Oklahoma limited liability company, Columbia Natural Resources, L.L.C. (“CNR”), a Delaware limited liability company, Columbia Energy Resources, L.L.C. (“CER”), a Delaware limited liability company, Chesapeake NFW, L.P. (“NFW”), an Oklahoma limited partnership, Chesapeake Permian, L.P. (“Permian”), an Oklahoma limited partnership, Chesapeake-Staghorn Acquisition, L.P. (“Staghorn”), an Oklahoma limited partnership and Chesapeake Zapata, L.P. (“Zapata”), an Oklahoma Limited Partnership;

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Second Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Second Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

Section 2.01. From this date, in accordance with Section 10.03 of the Indenture and by executing this Second Supplemental Indenture, Hodges Holding Company, Inc., Hodges Oilfield Company, Hodges Trucking Company, Nomac 100 Corp. and W.W. Realty, Inc., all Oklahoma corporations, are subject to the provisions of the Indenture as Subsidiary Guarantors to the extent provided for in Article Ten thereunder.

ARTICLE 3

Section 3.01. As a result of the merger of PRH, ENO, EP, Oxley, NFW, Permian, and Zapata, with and into Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership (“CELP”), which constitutes a merger with a Subsidiary Guarantor under Section 10.02(a) of the Indenture, PRH, ENO, EP, Oxley, NFW, Permian, and Zapata shall for all purposes be released as Subsidiary Guarantors from all of their Guarantees and related obligations in the Indenture, pursuant to Section 10.04 of the Indenture. The notation on the Securities relating to the Guarantee shall be deemed to exclude the names of PRH, ENO, EP, Oxley, NFW, Permian, and Zapata, the signature of an Officer of each of PRH, ENO, EP and Oxley and the signature of an Officer of Chesapeake Operating, Inc. on behalf of NFW, Permian and Zapata.

Section 3.02. As the surviving entity in its merger with PRH, ENO, EP, Oxley, NFW, Permian, and Zapata and a Subsidiary Guarantor, CELP hereby agrees to assume all of the obligations of PRH, ENO, EP, Oxley, NFW, Permian, and Zapata.

Section 3.03. As a result of the merger of CNR and CER, with and into Chesapeake Appalachia, L.L.C., an Oklahoma limited liability company, which constitutes a merger with a Subsidiary Guarantor under Section 10.02(a) of the Indenture, CNR and CER shall for all purposes be released as Subsidiary Guarantors from all of their Guarantees and related obligations in the Indenture, pursuant to Section 10.04 of the Indenture. The notation on the Securities relating to the Guarantee shall be deemed to exclude the names of CNR and CER, the signature of an Officer of CNR and the signature of an Officer of CER.

Section 3.04. As the surviving entity in its merger with CER and CNR and a Subsidiary Guarantor, Chesapeake Appalachia, L.L.C. hereby agrees to assume all of the obligations of CNR and CER.

Section 3.05. As a result of the dissolution of Staghorn, the Company has taken all actions required to effect the release, pursuant to Section 10.04 of the Indenture, of Staghorn as a Subsidiary Guarantor. The notation on the Securities relating to the Guarantee shall be deemed to exclude the name of Staghorn and the signature of an Officer of Staghorn on its behalf.

ARTICLE 4

Section 4.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 4.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 4.03. The Company hereby notifies the Trustee that Hodges Holding Company, Inc., Hodges Oilfield Company, Hodges Trucking Company, Nomac 100 Corp. and W.W. Realty, Inc. have been designated by the Board of Directors of the Company as Restricted Subsidiaries (as that term is defined in the Indenture).

Section 4.04. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SECOND SUPPLEMENTAL INDENTURE.

Section 4.05. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

/s/ Aubrey K. McClendon
Aubrey K. McClendon

Chief Executive Officer of the Company and of the Subsidiaries listed below:

Corporate Subsidiaries:

CHESAPEAKE EAGLE CANADA CORP.
CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE SOUTH TEXAS CORP.
NOMAC DRILLING CORPORATION
OXLEY PETROLEUM CO.
HODGES HOLDING COMPANY, INC.
HODGES OILFIELD COMPANY
HODGES TRUCKING COMPANY
NOMAC 100 CORP.
W.W. REALTY, INC.

CHESAPEAKE OPERATING, INC.,
On behalf of itself and, as general partner, the following limited partnerships:

CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP
CHESAPEAKE LOUISIANA, L.P.
CHESAPEAKE SIGMA, L.P.

CHESAPEAKE ENERGY MARKETING, INC.,
On behalf of itself and, as general partner, the following limited partnerships:

MIDCON COMPRESSION, L.P.

Limited Liability Company Subsidiaries:

CHESAPEAKE APPALACHIA, L.L.C.
HAWG HAULING & DISPOSAL, L.L.C.
CARMEN ACQUISITION, L.L.C.
CHESAPEAKE ACQUISITION, L.L.C.
CHESAPEAKE LAND COMPANY, L.L.C.
CHESAPEAKE ORC, L.L.C.

CHESAPEAKE ROYALTY, L.L.C.
GOTHIC PRODUCTION, L.L.C.
MC MINERAL COMPANY, L.L.C.
MAYFIELD PROCESSING, L.L.C.

TRUSTEE:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Garcia
Name:	Linda Garcia
Title:	Assistant Vice President